SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2006 (February 20, 2006)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Base Salaries

On February 20, 2006, the Compensation Committee of the Board of Directors of Massey Energy Company (the “Registrant”) conducted its annual review of base salaries. The Compensation Committee approved base salaries, effective March 1, 2006, for the executive officers named in the 2005 Proxy Statement, other than Don L. Blankenship, the Registrant’s Chairman, Chief Executive Officer and President, in the amounts indicated below.

Name	Title	Base Salary Amount
Baxter F. Phillips, Jr.	Executive Vice President and Chief Administrative Officer	$550,000
H. Drexel Short, Jr.	Senior Vice President, Group Operations	$310,500
J. Christopher Adkins	Senior Vice President and Chief Operating Officer	$285,000
Thomas J. Dostart	Vice President, General Counsel and Secretary	$207,000

Mr. Blankenship’s base salary for 2006 was previously set in accordance with the terms of that certain Letter Agreement dated December 20, 2005 and filed by the Registrant in a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on December 22, 2005.

Amendment to the Massey Energy 1999 Executive Performance Incentive Plan

On February 21, 2006, the Board of Directors adopted an amendment to the Massey Energy 1999 Executive Performance Incentive Plan, as amended and restated effective November 30, 2000 (the “1999 Plan”), to provide holders of restricted stock with both dividend and voting rights, in accordance with Section 14 of the 1999 Plan.

The following new Section 7.5 was added to the 1999 Plan:

Sec. 7.5.	RIGHTS AS STOCKHOLDER. Upon the issuance of a Restricted Stock Award, the Participant shall have the right of a stockholder with respect to such Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2006, the Board of Directors duly appointed Gen. Robert H. Foglesong (ret.) as a Class III director to serve until the Annual Meeting of the Registrant’s shareholders in 2008. He has been named to the Governance and Nominating Committee and the Safety, Environmental and Public Policy Committee of the Board of Directors. General Foglesong, 60, retired from the U.S. Air Force on February 1, 2006. From August 2003 until his recent departure from the military, General Foglesong served as Commander, U.S. Air Forces in Europe; Commander, Allied Air Component Command Ramstein; and Air Component Commander, U.S. European Command, Ramstein AB, Germany. Beginning in January 2005, General Foglesong was additionally appointed Director, Multinational Joint Air Power Competence Center, Kalkar, Germany. Between November 2001 and August 2003, he served as Vice Chief of Staff, Headquarters U.S. Air Force, Washington, D.C. Prior to this assignment and beginning in August 2000, he served as Deputy Chief of Staff for Air and Space Operations, Headquarters, U.S. Air Force, Washington, D.C. General Foglesong has been widely published and highly decorated over an illustrious career of over 30 years in the U.S. Air Force. Currently, General Foglesong is the President and Executive Director of the Appalachian Leadership and Education Foundation, a non-profit organization focused on identifying and supporting the next generation of leaders in Appalachia. The Registrant’s press release dated February 21, 2006 is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2006, the Board of Directors approved two amendments to the Registrant’s Bylaws. The first amendment to the Bylaws modified the language in Section 3.02 to increase the number of authorized board members from eight to nine. The second amendment to the Bylaws modified Section 3.05 to change the mandatory age of retirement for directors appointed or elected after January 1, 2006, to the end of the calendar year in which the member reaches the age of 74. The amendment further provides that at the Board may approve one exemption at any time for Directors who joined the Board after such date. The full text of the Restated Bylaws, as amended as of February 21, 2006, is attached as Exhibit 3.i to this report and is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On February 21, 2006, the Board of Directors approved the ability of officers and directors of the Registrant to enter into pre-arranged stock trading plans to purchase or sell common stock of the Registrant or to exercise stock options of the Registrant in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934. A 10b5-1 plan allows officers and directors who are not in possession of material non-public information to trade in the a company’s securities, permitting such individuals, for example, with the opportunity to gradually diversify their investment portfolios by adopting a plan that appoints a third-party to sell stock over an extended period of time. At this time, no officer or director has entered into such a plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
3.i	Restated Bylaws, as amended as of February 21, 2006.

99.1	Press release dated February 21, 2006 issued by the Registrant entitled “Massey Energy Declares Quarterly Dividend and Appoints New Director.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: February 24, 2006	By:	/s/ Jeffrey M. Jarosinski
	Name:	Jeffrey M. Jarosinski
	Title:	Vice President, Finance and
Chief Compliance Officer

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Exhibit Index

3.i	Restated Bylaws, as amended as of February 21, 2006.

99.1	Press release dated February 21, 2006 issued by the Registrant entitled “Massey Energy Declares Quarterly Dividend and Appoints New Director.”

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